CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-42133, Post-Effective Amendment No. 1 to the Registration No. 333-42133, and Post-Effective Amendment No. 2 to the Registration No. 333-42133 (No. 333-42133-99) on Form S-8 of our report dated June 17, 2015, with respect to the financial statements of the Ingersoll-Rand Company Employee Savings Plan for Bargained Employees as of December 31, 2014 and for the year then ended, included in this Annual Report on Form 11-K as of and for the year ended December 31, 2015.

/s/ Dixon Hughes Goodman LLP
Charlotte, North Carolina
June 28, 2016